Exhibit 99.1
Contacts:

For Company:	For Investors:	For Media:
Tom Hornish	Brad Edwards	Nancy Zakhary
Chief Operating Officer	Brainerd Communicators, Inc.	Brainerd Communicators, Inc.
951-699-6991, ext. 104	212-986-6667	212-986-6667
thornish@outdoorchannel.com	edwards@braincomm.com	nancy@braincomm.com
OUTDOOR CHANNEL HOLDINGS ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER
TEMECULA, Calif. — March 23, 2010 — Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today announced that Shad Burke has tendered his resignation as the Company’s Chief Financial Officer, effective March 19, 2010, for personal reasons. The Company has commenced a search for a replacement CFO. Mr. Burke has agreed to serve as a consultant and advisor through March 18, 2011 and assist in the transition process. Until a successor is named, Doug Langston, the Company’s Chief Accounting Officer, will serve as the Company’s principal financial officer. He will report directly to Roger Werner, President and Chief Executive Officer of Outdoor Channel Holdings.
“I would like to thank Shad for his contributions to Outdoor Channel and wish him the best of luck in his future endeavors,” said Roger Werner, President and Chief Executive Officer of Outdoor Channel Holdings. “Shad served Outdoor Channel with distinction over the past few years and played a key role in strengthening our financial infrastructure. We are confident in the strength and capabilities of our financial team and expect a smooth transition while we search for a new CFO.”
About Outdoor Channel Holdings, Inc.
Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV, and Winnercomm Inc., an Emmy Award winning production and interactive company. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm Inc. is one of America’s largest and highest quality producers of live sporting events and sports series for cable and broadcast television. Winnercomm also owns and operates the patented Skycam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football. For more information please visit http://www.outdoorchannel.com/.
Safe Harbor Statement
Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) a decrease in advertising revenue as a result of a deterioration in general economic conditions; (4) managing the company’s growth and the integration of acquisitions; (5) decreased profitability if we are unable to generate sufficient revenues from our Production Services operations to offset its fixed costs; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.